                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                November 3, 2005


                          EASYLINK SERVICES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       000-26371               13-3787073
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
                                       ---
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2005, EasyLink Services Corporation (the "Company") issued a press release reporting on the status of the completion of its financial results for the 2nd quarter ended June 30, 2005 and the 3rd quarter ended September 30, 2005 and adjustments to certain prior period accounts. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Items 2.02 and 9.01 of this report (including
Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless specifically incorporated by reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2005, the Company appeared before a Nasdaq Listing Qualifications Panel to request an extension of time to file its Quarterly Reports on Form 10-Q for the quarters ending June 30, 2005 and September 30, 2005. On November 7, 2005, the Company received notice that the Panel granted the Company's request for an extension until December 19, 2005 to file these reports. In addition to the filing requirement, the Company must regain compliance with the $1 minimum bid price requirement by February 21, 2006 and the Company's Form 10-Q for the quarter ended September 30, 2005 and Form 10-K for the year ended December 31, 2005 must report stockholders' equity of at least $10 million. If the Company is unable to complete its filings by December 19, 2005 and meet all of the other listing standards by the dates indicated, including the $1 minimum bid price requirement and the total stockholders' equity requirement, its securities will be subject to delisting from the Nasdaq National Market.

To regain compliance with the minimum bid price requirement, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days (or such longer period, generally no more than 20 consecutive business days, as may be required in the discretion of the staff of Nasdaq).

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a
             Related Audit Report or completed Interim Review

The Company announced that it has completed its determination of previously announced prior period corrections. The Company has determined that the net effect of these items is to increase net income for the year ending December 31, 2004 by approximately $0.2 million and to increase the net loss for the quarter ending March 31, 2005 by approximately $0.4 million. The Company estimates that these adjustments will also result in a cumulative net decrease in stockholders' equity of approximately $0.4 million through March 31, 2005. The Company will restate its financial statements for the fiscal year ending December 31, 2004 and the quarter ending March 31, 2005 to reflect these adjustments. As a result of the restatement, the Audit Committee of the Company's board of directors determined on November 3, 2005 that the previously issued financial statements for the year ending December 31, 2004 and for the three months ending March 31, 2005 should no longer be relied upon. The Company expects to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 and an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 to effect the restatement. The Audit Committee and senior management of the Company have discussed this matter with the Company's former independent registered public accountants, KPMG LLP.

The above-described adjustments arose in connection with the Company's preparation of its quarterly report on Form 10-Q for the three months ended June 30, 2005. The specific items include the following:


1. The Company has determined that telecommunications services costs accrued by its United Kingdom subsidiary were over-stated. The Company has revised its methodology to more accurately estimate this liability. The Company has re-calculated the subsidiary's telecom carrier costs for 2004 and the quarter ending March 31, 2005 in accordance with the new methodology resulting in a decrease in the estimated liability and related expenses for 2004 of $603,000 and an increase in such expenses for the quarter ending March 31, 2005 of $55,000.

2. The Company had recorded accruals for certain assessed Federal regulatory fees in prior years although the amounts of such assessments were disputed by the Company. Based upon revised assessments received by the Company in the quarter ending December 31, 2004, the amounts of such accruals were in excess of the revised assessment. However, the Company did not adjust the recorded liability for this revised assessment. The Company has determined that the respective amounts of the accruals no longer required are $296,000 for 2004 and $18,000 for the quarter ending March 31, 2005.

3. The Company has determined that certain equipment purchased in prior years was not properly accounted for in the Company's 2004 financial statements. As a result of the correction of these errors, the Company expects that its depreciation expense related to these assets for 2004 will increase by $47,000.

4. The Company has re-estimated its liability in connection with a New York State sales tax audit of one of its operating subsidiaries for 2001 through 2004. The Company has now determined that the estimated liability for these taxes should have been increased in the 4th quarter of 2004 based on a tax assessment received in 2005 but prior to the issuance of the Company's Form 10K for the year ended December 31, 2004. The increase in the estimated liability is $90,000 for 2004 and $12,000 for the quarter ending March 31, 2005.

5. The Company incorrectly calculated the net operating loss carry forwards of its United Kingdom subsidiaries as of December 31, 2003 resulting in the under-accrual of foreign income tax liabilities of $275,000 in 2004 and $260,000 in the quarter ending March 31, 2005.

6. The restatement also includes the recording of previously identified adjustments identified in prior periods that were previously not recorded because in each case and in the aggregate the amount of any such error was not material to the Company's consolidated financial statements.

7. The Company determined that it had incorrectly classified and recorded currency translation losses as of December 31, 2004. As a result, the Company has determined that accumulated other comprehensive loss should be increased by $166,000.

The following table shows the effect (including income tax effect), as estimated by the Company, of these adjustments on net income (loss) and stockholders equity for the periods affected:


                         EFFECT ON NET INCOME (LOSS) AND
                               STOCKHOLDERS EQUITY
                                 (IN THOUSANDS)


                                                  2004               1Q2005
                                                  ----               ------

Effect on net income (loss):

     Elimination of liability for
     telecommunications services
     charges                                       603                (55)

     Fixed asset adjustments                      (47)

     Elimination of regulatory
     assessment liability                          296                  18

     Reserve for State sales taxes                (90)                (12)

     Unrecorded previously
     identified adjustments                      (174)                (68)
                                                 -----               -----
                                                   588               (117)
     Provision for income taxes:

       Foreign (United
       Kingdom)                                  (275)               (260)

       Federal and state                         (145)                  19
                                                 -----                  --

Net effect of adjustments on net
income (loss)                                     168                (358)
                                                  ===                =====


Effect on total stockholders' equity:
     Net effect of adjustments on
     net income (loss)                             168               (358)

     Reclassification and
     adjustment of currency
     translation gains(losses)                   (166)                   0
                                                 -----                   -

Net cumulative adjustment to total
stockholders equity                                 2                (356)
                                                    =                =====

As a result of the errors, the Company's management has identified certain control deficiencies that may constitute one or more material weaknesses (as defined by the Public Company Accounting Oversight Board's Auditing Standard No.
2) as of December 31, 2004.

The statements under this Item 4.02 may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the filing of amendments to the Company's Annual Report on Form 10-K for the year ending December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2005 is subject to completion by the Company's former independent registered public accountants, KPMG LLP, of their review and approval of the adjustments and the amendments. Such review may result in changes to the Company's estimates and/or additional adjustments.

Item 9.01 (c) Exhibits.

The following exhibits are filed herewith:

Exhibit No. 99.1           Press Release dated November 9, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2005

                                  EASYLINK SERVICES CORPORATION


                                  By: s/ Thomas Murawski
                                      -------------------------------------
                                      Thomas Murawski, Chairman,
                                      President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit No.             Description

99.1                    Press release dated November 9, 2005.